SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 21, 2006

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

          On July 21, 2006, the Company entered into a separation agreement (“Separation Agreement”) with Madhu Poomalil, the Company’s Chief Financial Officer and Treasurer.

          The Separation Agreement provides for, among other things, (i) the resignation in good standing of Mr. Poomalil from his position, including all roles held with the Company and any subsidiaries, effective July 21, 2006; (ii) the continuation of the rights and obligations contained in the Employment Agreement and exhibits thereto entered into on June 1, 2005 to the extent such rights and obligations expressly survive the employee’s resignation; and (iii) payment of $50,000 incentive bonus.

          The foregoing description of the Separation Agreement is qualified in its entirety by reference to such document. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Form 8-K.

ITEM 5.02.   Departure of Principal Officers.

          The Company’s Chief Financial Officer and Treasurer resigned his position with the Company effective July 21, 2006.  Mr. Poomalil resigned to pursue other opportunities.

ITEM 5.02.  Appointment of Principal Officers.

          Effective July 21, 2006 the Company has appointed Ramakrishna Karanam, age 30, as its acting Chief Financial Officer pending conclusion of its executive search for a new Chief Financial Officer.  Mr. Karanam has been with the Company and its subsidiaries for the past seven years in a variety of operations and finance roles.  Since January 2005 he has served as the Company’s global controller.

ITEM 8.01.  Other Events.

          The Company has appointed Ramakrishna Karanam, the Company’s current Global Controller, as the Company’s Acting Chief Financial Officer pending the conclusion of its executive search for a new Chief Financial Officer.

ITEM 9.01.  Exhibits.

10.1    Separation Agreement dated July 21, 2006 by and between Madhu Poomalil and Intelligroup, Inc.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

	By:	/s/ Vikram Gulati

	Name:	Vikram Gulati
	Title:	Chief Executive Officer

Date: July 21, 2006